Exhibit (d)(1)(vi)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA VARIABLE PORTFOLIOS, INC.

and

VOYA INVESTMENTS, LLC

Series	Effective Date	Annual Management Fee (as a percentage of average daily net assets)
Voya Australia Index Portfolio	May 1, 2015	0.70% on all assets
Voya Emerging Markets Index Portfolio	May 1, 2015	0.65% on all assets
Voya Euro STOXX 50® Index Portfolio	May 1, 2015	0.70% on all assets
Voya FTSE 100 Index® Portfolio	May 1, 2015	0.70% on all assets
Voya Global Equity Portfolio	May 1, 2015	0.56% on first $500 million of assets; 0.53% on next $500 million of assets; and 0.51% thereafter
Voya Hang Seng Index Portfolio	May 1, 2015	0.70% on first $250 million of assets; 0.60% on next $250 million of assets; and 0.55% thereafter
Voya Index Plus LargeCap Portfolio	May 1, 2015	0.45% on all assets
Voya Index Plus MidCap Portfolio	May 1, 2015	0.50% on all assets
Voya Index Plus SmallCap Portfolio	May 1, 2015	0.50% on all assets
Voya International Index Portfolio	May 1, 2015	0.48% on first $500 million of assets; 0.46% on next $500 million of assets; 0.44% on next $500 million of assets; and 0.42% thereafter

Series	Effective Date	Annual Management Fee (as a percentage of average daily net assets)
Voya Japan TOPIX Index® Portfolio	May 1, 2015	0.70% on all assets
Voya Russell™ Large Cap Growth Index Portfolio	May 1, 2015	0.50% on first $500 million of assets; 0.48% on next $500 million of assets; and 0.46% thereafter
Voya Russell™ Large Cap Index Portfolio	May 1, 2015	0.35% on first $1 billion of assets; 0.33% on next $1 billion of assets; and 0.31% thereafter
Voya Russell™ Large Cap Value Index Portfolio	May 1, 2015	0.50% on first $250 million of assets; 0.40% on next $250 million of assets; and 0.35% thereafter
Voya Russell™ Mid Cap Growth Index Portfolio	May 1, 2015	0.50% on first $500 million of assets; 0.48% on next $500 million of assets; and 0.46% thereafter
Voya Russell™ Mid Cap Index Portfolio	May 1, 2015	0.41% on first $2 billion of assets; 0.34% on next $2 billion of assets; and 0.28% thereafter
Voya Russell™ Small Cap Index Portfolio	May 1, 2015	0.43% on first $1 billion of assets; 0.41% on next $1 billion of assets; and 0.39% thereafter
Voya Small Company Portfolio	May 1, 2015	0.85% on all assets
Voya U.S. Bond Index Portfolio	January 1, 2019

0.39% on first $500 million of assets;
0.37% on next $500 million of assets;
0.35% on next $1 billion of assets;
0.33% on next $2 billion of assets;
0.31% on next $2 billion of assets; and
0.29% thereafter